Exhibit 12.1

February 16, 2021

Ei Ventures, Inc

1215 South Kihei Road #424

Kihei, Hawaii 96753

Re:                             EI Ventures, Inc (the “Company”) Offering Statement on Form 1-A (the “Offering Statement”)

Ladies and Gentlemen:

We have acted as special counsel to the Company, a corporation incorporated under the laws of the State of Delaware, in connection with the filing of the Offering Statement under Regulation A of the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission relating to the proposed offering by the Company (the “Offering”) of up to 10,121,457 shares (the “Shares”) of common stock, $0.00001 par value, of the Company.

For purposes of rendering this opinion, we have examined originals or copies (certified or otherwise identified to our satisfaction) of :

1.                                      Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of the Company as in effect as of the date hereof;

2.                                      Amended and Restated Bylaws of the Company, as certified by the Secretary of the Company as in effect as of the date hereof;

3.                                      Written Consent of the Directors of the Company, certified by the Secretary of the Company as of the date hereof, relating to the execution and delivery of and the performance by the Company of its obligations under the Offering, among other things; and

4.                                      Written Consent of the Shareholders of the Company, certified by the Secretary of the Company as of the date hereof, relating to the approval of the transaction contemplated by the Offering.

We have also examined such other certificates of public officials, such certificates of executive officers of the Company and such other records, agreements, documents and instruments as we have deemed relevant and necessary as a basis for the opinion hereafter set forth.

In such examination, we have assumed:  (i) the genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as certified, conformed or other copies and the authenticity of the originals of such documents and (v) that all records and other information made available to us by the Company on which we have relied are complete in all material respects.  As to all questions of fact material to this opinion, we have relied solely upon the above-referenced certificates or comparable documents and other documents delivered pursuant thereto, have not performed or had performed any independent research of public records and have assumed that certificates of or other comparable documents from public officials dated prior to the date hereof remain accurate as of the date hereof.

Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Shares, when issued and delivered against payment therefor as described in the Offering Statement, will be validly issued, fully paid and non-assessable.

The foregoing opinion is limited to the Delaware General Corporation Law, as currently in effect, and we do not express any opinion herein concerning any other law.

The opinion expressed herein is rendered as of the date hereof and is based on existing law, which is subject to change.  Where our opinion expressed herein refers to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.  We do not undertake to advise you of any changes in the opinion expressed herein from matters that may hereafter arise or be brought to our attention or to revise or supplement such opinion should the present laws of any jurisdiction be changed by legislative action, judicial decision or otherwise.

Our opinion expressed herein is limited to the matters expressly stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated.

We hereby consent to the filing of this Opinion with the Commission as Exhibit 12 to the Offering and to the reference to our firm and to our Opinion in the Offering. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ Husch Blackwell, LLP

Husch Blackwell, LLP